Filed pursuant to Rule 433
                                                         File No.: 333-130755-03


August 17, 2006

UPDATE No. 3 to the Structural and Collateral Information Free Writing Prospectus dated August 2006 (the "Term Sheet FWP") and the Free Writing Prospectus dated August 10, 2006 (the "August 10 FWP")

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-4 - $2.727B** NEW ISSUE CMBS - Further Structural and Collateral Update


Structure Update
----------------

1.     Class A-3 Split. Class A-3 has been replaced by new Class A-3A and Class
A-3B.

In discussions of the offered certificates throughout the August 10 FWP, the references to the Class A-3 Certificates will change to be references instead to the Class A-3A Certificates, and new language (which will also be similar to that used in the August 10 FWP to describe the Class A-3 Certificates) will be added to describe the Class A-3B Certificates consistent with the following terms:

       A. Class A-3B will be pro rata with respect to the Class A-1, Class A-2, Class A-3A, Class A-AB and Class A-4 Certificates with respect to the distribution of interest described in subclause (i) of clause (1) under the heading "DESCRIPTION OF THE CERTIFICATES-Distributions-Application of the Available Distribution Amount" on page S-132 of the August 10 FWP. The Class A-3B Certificates will also be pro rata with respect to the Class A-1, Class A-2, Class A-3A, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates for purposes of the proviso that follows subclause (iii) of such clause (1).

       B. Class A-3B will be sequential with respect to the Class A-1, Class A-2, Class A-3A, Class A-AB and Class A-4 Certificates and the payment of principal, and the language in clause (2)(A) under such heading on page S-133 of the August 10 FWP will be revised accordingly to provide for principal distributions to the Class A-3B Certificates after such distributions to the Class A-3A Certificates and before the distributions pursuant to subclause (v) of such clause (2)(A) to the Class A-AB Certificates.

       C. Class A-3B will be pro rata with such classes of certificates for purposes of the description of the reimbursement of realized losses and additional trust fund expenses in clause (3) under such heading on page S-133 of the August 10 FWP.

Similarly, in the description of the allocation of losses and expenses to the certificates under "DESCRIPTION OF THE CERTIFICATES-Credit Support; Allocation of Losses and Certain Expenses" on page S-142 of the August 10 FWP, the language will be revised to clarify that to the extent not covered by allocations to the Class A-M Certificates and the Classes of Certificates having later sequential designations, such losses and expenses will be allocated pro rata among the Class A-1 Class A-2, Class A-3A, Class A-3B, Class A-AB, Class A-4 and Class A-1A Certificates.

       D. Class A-3B will be entitled to receive distributions of Prepayment Premiums from Loan Group 1 in a manner analogous to that described for the Class A-3 Certificates beginning on page S-140 of the August 10 FWP under "DESCRIPTION OF THE CERTIFICATES-Distributions-Distributions of Prepayment Premiums".

2. Class Balances. Annex A to this Update contains the new anticipated initial Class principal balances and related information with respect to the Certificates.

3. A-AB Schedule. Annex B to this Update contains the Class A-AB Planned Principal Balance Table (Annex D to the August 10 FWP).


Collateral Update
-----------------

1. Summary Pool Information. Annex C to this Update contains certain updated information concerning the Mortgage Pool.

2.     Permitted Substitutions and Releases.

       A. With respect to Loan No. 3401856, representing 1.7% of the Initial Pool Balance (2.1% of the Group 1 Balance), the related borrower is permitted to obtain a release of any individual Mortgaged Property from the lien of the related Mortgage Loan by substituting therefor another self storage property of like kind and quality acquired by such borrower or an affiliate of such borrower upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) the mortgagee will receive confirmation from each Rating Agency that such release will not result in a downgrade, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates; (c) the loan-to-value ratio with respect to the remaining Mortgaged Properties immediately prior to the release, after giving effect to the proposed release of such Mortgaged Property, will not exceed the lesser of 64.0% and the loan-to-value ratio immediately prior to the proposed release of such Mortgaged Property; (d) the debt service coverage ratio with respect to the remaining Mortgaged Properties immediately prior to the release, after giving effect to the proposed release of such Mortgaged Property, will equal or exceed the greater of 1.20x and the debt service coverage ratio immediately prior to the proposed release of such Mortgaged Property; (e) in no event will the borrower be allowed to substitute more than four individual properties; and (f) in no event will the borrower be allowed to substitute any individual properties in the event that either (1) the allocated loan amount of all previously substituted properties equals or exceeds 40% of the aggregated allocated loan amount for all individual properties as of the closing date of such Mortgage Loan or (2) following such substitution, the allocated loan amount of all substituted properties equals or exceeds 40% of the allocated loan amount for all individual properties as of the closing date of such Mortgage Loan.

       B. With respect to Loan No. 3401566, representing 0.2% of the Initial Pool Balance (0.3% of the Group 1 Balance), the related borrower is permitted to convey a certain out-parcel described in an exhibit to the related loan agreement and obtain a release of the lien of the security instrument against such out-parcel, upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) the release of out-parcel will not result in a decrease in the income of the borrower or the portion of the Mortgaged Property remaining after the release of the out-parcel; (c) the debt service coverage ratio of the Mortgage Loan will not be less than 1.25x after such release; and (d) the loan-to-value ratio of the portion of the Mortgaged Property remaining after the release of the out-parcel will not, as a result of the conveyance of the out-parcel, exceed the lesser of the loan-to-value ratio of the Mortgaged Property immediately prior to transfer of the out-parcel or 68.0%.

3. General Loan Information Updates. Annex D to this Update contains updates and corrections to certain Mortgage Loan information included in Annex A to the August 10 FWP.

4. Escrows and Reserves Updates. Annex E to this Update contains updates and corrections to the reserve and escrow information in Annex B to the August 10 FWP.

5. Orsini Apartments Mortgage Loan Description. Annex F to this Update contains a summary of Loan No. 59737, which replaces the summary of removed Loan No. GA26822 in the Term Sheet FWP and Annex E to the August 10 FWP.


The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC and the other underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and subject to change. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their respective affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

IRS CIRCULAR 230 NOTICE : THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                    Annex A



                              Certificate      Approximate                                           Approximate        Weighted
                               Balance or      Percentage      Approximate                          Initial Pass-       Average
               Ratings          Notional     of Initial Pool     Credit                             Through Rate          Life
 Class     Moody's/S&P (1)     Amount(2)         Balance         Support         Rate Type       as of Delivery Date   (years)(3)
--------   ---------------   -------------   ---------------   -----------   -----------------   -------------------   ----------
Offered Certificates
A-1 (4)      Aaa    AAA        $45,000,000            1.650%       30.000%        Fixed (5)              % (5)               3.15
A-2 (4)      Aaa    AAA       $162,000,000            5.940%       30.000%        Fixed (5)              % (5)               4.87
A-3A (4)     Aaa    AAA       $132,000,000            4.840%       30.000%        Fixed (5)              % (5)               6.86
A-3B (4)     Aaa    AAA        $25,000,000            0.917%       30.000%        Fixed (5)              % (5)               6.95
A-AB (4)     Aaa    AAA        $81,332,000            2.982%       30.000%        Fixed (5)              % (5)               7.03
A-4 (4)      Aaa    AAA       $885,100,000           32.451%       30.000%        Fixed (5)              % (5)               9.75
A-1A (4)     Aaa    AAA       $578,800,000           21.221%       30.000%        Fixed (5)              % (5)               8.37
 A-M         Aaa    AAA       $272,747,000           10.000%       20.000%        Fixed (5)              % (5)               9.93
 A-J         Aaa    AAA       $201,152,000            7.375%       12.625%        Fixed (5)              % (5)               9.95
 XP          Aaa    AAA        TBD (6)            N/A             N/A         Variable Rate(6)           % (6)                (6)
  B          Aa1    AA+        $20,456,000            0.750%       11.875%        Fixed (5)              % (5)               9.95
  C          Aa2    AA         $34,093,000            1.250%       10.625%        Fixed (5)              % (5)               9.95
  D          Aa3    AA-        $23,866,000            0.875%        9.750%        Fixed (5)              % (5)               9.95

Private Certificates - Not Offered Hereby(7)
  E           A+    A1         $17,046,000            0.625%        9.125%        Fixed (5)              % (5)               9.95
  F            A    A2         $23,866,000            0.875%        8.250%        Fixed (5)              % (5)               9.95
  G           A-    A3         $34,093,000            1.250%        7.000%        Fixed (5)              % (5)               9.95
  H         BBB+    Baa1       $34,094,000            1.250%        5.750%        Fixed (5)              % (5)               9.95
  J         BBB     Baa2       $27,274,000            1.000%        4.750%        Fixed (5)              % (5)               9.95
  K         BBB-    Baa3       $37,503,000            1.375%        3.375%        Fixed (5)              % (5)              10.02
  L          BB+    Ba1        $10,228,000            0.375%        3.000%        Fixed (5)              % (5)              10.03
  M          BB     Ba2         $6,819,000            0.250%        2.750%        Fixed (5)              % (5)              10.03
  N          BB-    Ba3        $10,228,000            0.375%        2.375%        Fixed (5)              % (5)              10.03
  O           B+    NR         $10,228,000            0.375%        2.000%        Fixed (5)              % (5)              10.03
  P           B     NR         $10,228,000            0.375%        1.625%        Fixed (5)              % (5)              10.03
  Q           B-    NR         $10,228,000            0.375%        1.250%        Fixed (5)              % (5)              10.03
  S           NR    NR         $34,093,818            1.250%        0.000%        Fixed (5)              % (5)              12.30
 XC          AAA    Aaa     $2,727,474,818        N/A             N/A        Variable Rate (8)           % (8)                (8)



            Principal
              Window           Assumed Final
 Class    (payments) (3)   Distribution Date (9)
--------  --------------   ---------------------
Offered Certificates
A-1 (4)       1      57         May 10, 2011
A-2 (4)      57      61      September 10, 2011
A-3A (4)     82      84        August 10, 2013
A-3B (4)     84      84        August 10, 2013
A-AB (4)     61     107        July 10, 2015
A-4 (4)     107     119        July 10, 2016
A-1A (4)      1     119         July 10, 2016
 A-M        119     120       August 10, 2016
 A-J        120     120       August 10, 2016
 XP         N/A     N/A             N/A
  B         120     120       August 10, 2016
  C         120     120       August 10, 2016
  D         120     120       August 10, 2016

Private Certificates - Not Offered Hereby(7)
  E         120     120       August 10, 2016
  F         120     120       August 10, 2016
  G         120     120       August 10, 2016
  H         120     120       August 10, 2016
  J         120     120       August 10, 2016
  K         120     121     September 10, 2016
  L         121     121     September 10, 2016
  M         121     121     September 10, 2016
  N         121     121     September 10, 2016
  O         121     121     September 10, 2016
  P         121     121     September 10, 2016
  Q         121     121     September 10, 2016
  S         121     241     September 10, 2026
 XC         N/A     N/A             N/A


The references to footnotes (1) to (8) are to the footnotes to the chart conatining similar information on page S-12 of the August 10 FWP.

Footnote (9) means as of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions.

                                    Annex B

                       CLASS A-AB PLANNED PRINCIPAL BALANCE

                 Period          Date           Ending Balance
                 ------       ----------        --------------
                    1         09/10/2006        $81,332,000.00
                    2         10/10/2006        $81,332,000.00
                    3         11/10/2006        $81,332,000.00
                    4         12/10/2006        $81,332,000.00
                    5         01/10/2007        $81,332,000.00
                    6         02/10/2007        $81,332,000.00
                    7         03/10/2007        $81,332,000.00
                    8         04/10/2007        $81,332,000.00
                    9         05/10/2007        $81,332,000.00
                   10         06/10/2007        $81,332,000.00
                   11         07/10/2007        $81,332,000.00
                   12         08/10/2007        $81,332,000.00
                   13         09/10/2007        $81,332,000.00
                   14         10/10/2007        $81,332,000.00
                   15         11/10/2007        $81,332,000.00
                   16         12/10/2007        $81,332,000.00
                   17         01/10/2008        $81,332,000.00
                   18         02/10/2008        $81,332,000.00
                   19         03/10/2008        $81,332,000.00
                   20         04/10/2008        $81,332,000.00
                   21         05/10/2008        $81,332,000.00
                   22         06/10/2008        $81,332,000.00
                   23         07/10/2008        $81,332,000.00
                   24         08/10/2008        $81,332,000.00
                   25         09/10/2008        $81,332,000.00
                   26         10/10/2008        $81,332,000.00
                   27         11/10/2008        $81,332,000.00
                   28         12/10/2008        $81,332,000.00
                   29         01/10/2009        $81,332,000.00
                   30         02/10/2009        $81,332,000.00
                   31         03/10/2009        $81,332,000.00
                   32         04/10/2009        $81,332,000.00
                   33         05/10/2009        $81,332,000.00
                   34         06/10/2009        $81,332,000.00
                   35         07/10/2009        $81,332,000.00
                   36         08/10/2009        $81,332,000.00
                   37         09/10/2009        $81,332,000.00
                   38         10/10/2009        $81,332,000.00
                   39         11/10/2009        $81,332,000.00
                   40         12/10/2009        $81,332,000.00
                   41         01/10/2010        $81,332,000.00
                   42         02/10/2010        $81,332,000.00
                   43         03/10/2010        $81,332,000.00
                   44         04/10/2010        $81,332,000.00
                   45         05/10/2010        $81,332,000.00
                   46         06/10/2010        $81,332,000.00
                   47         07/10/2010        $81,332,000.00
                   48         08/10/2010        $81,332,000.00
                   49         09/10/2010        $81,332,000.00
                   50         10/10/2010        $81,332,000.00
                   51         11/10/2010        $81,332,000.00
                   52         12/10/2010        $81,332,000.00
                   53         01/10/2011        $81,332,000.00
                   54         02/10/2011        $81,332,000.00
                   55         03/10/2011        $81,332,000.00
                   56         04/10/2011        $81,332,000.00
                   57         05/10/2011        $81,332,000.00
                   58         06/10/2011        $81,332,000.00
                   59         07/10/2011        $81,332,000.00
                   60         08/10/2011        $81,332,000.00
                   61         09/10/2011        $80,452,995.24
                   62         10/10/2011        $78,722,096.76
                   63         11/10/2011        $77,232,988.16
                   64         12/10/2011        $75,485,642.34
                   65         01/10/2012        $73,979,451.23
                   66         02/10/2012        $72,465,312.14
                   67         03/10/2012        $70,444,047.45
                   68         04/10/2012        $68,911,243.62
                   69         05/10/2012        $67,121,388.62
                   70         06/10/2012        $65,571,046.67
                   71         07/10/2012        $63,764,129.59
                   72         08/10/2012        $62,196,066.66
                   73         09/10/2012        $60,619,728.73
                   74         10/10/2012        $58,781,670.58
                   75         11/10/2012        $57,182,477.14
                   76         12/10/2012        $55,326,860.79
                   77         01/10/2013        $53,709,431.08
                   78         02/10/2013        $52,083,465.58
                   79         03/10/2013        $49,707,573.21
                   80         04/10/2013        $48,039,308.97
                   81         05/10/2013        $44,925,342.14
                   82         06/10/2013        $44,725,342.14
                   83         07/10/2013        $44,525,342.14
                   84         08/10/2013        $44,122,894.05
                   85         09/10/2013        $42,386,299.63
                   86         10/10/2013        $40,386,072.70
                   87         11/10/2013        $38,629,792.69
                   88         12/10/2013        $36,610,414.69
                   89         01/10/2014        $34,834,244.20
                   90         02/10/2014        $33,048,718.40
                   91         03/10/2014        $30,495,090.29
                   92         04/10/2014        $28,686,697.79
                   93         05/10/2014        $26,616,622.27
                   94         06/10/2014        $24,787,796.83
                   95         07/10/2014        $22,697,843.18
                   96         08/10/2014        $20,848,372.15
                   97         09/10/2014        $18,989,159.05
                   98         10/10/2014        $16,869,642.83
                   99         11/10/2014        $14,989,467.84
                  100         12/10/2014        $12,849,558.90
                  101         01/10/2015        $10,948,203.84
                  102         02/10/2015        $ 9,036,832.98
                  103         03/10/2015        $ 6,368,938.65
                  104         04/10/2015        $ 4,433,434.23
                  105         05/10/2015        $ 2,239,698.14
                  106         06/10/2015        $   282,437.66
                  107         07/10/2015                  -

                                    Annex C

Lead Mgrs:                 Banc of America Securities / Deutsche Bank Securities
Co-Mgrs:                   Credit Suisse / JPMorgan
Rating Agencies:           Moody's and S&P

Collateral:                164 Loans / 258 Properties

Loan Sellers:              Bank of America, National Association (39.3%),
                           German American Capital Corporation (39.3%),
                           General Electric Capital Corporation (21.4%)

Property Types:            Off 31.3%,  Multi 22.2%, Ret 20.3%,  Hotel 7.6%,
                           Indus 6.9%, SS 6.7%, Mixed Use 2.8%, MHC 2.2%

Geographic:                CA: 24.7%, TX: 9.9%, NY: 6.5%, PA: 5.8%, FL: 5.1%

DSCR/LTV:                  1.33x / 69.8%

Inv. Grade Lns:            5 loans for 1.7% of UPB
Top 10 Loans:              33.5% of the pool, DSCR: 1.32x, LTV: 72.8%


Top 3 Trust Assets                        BALANCE           DS       LTV
Technology Corners at Moffett Park        190,000,000       1.25x    65.7%
BlueLinx Holdings Portfolio               147,500,000       1.24x    79.2%
Marriott Indianapolis                     101,780,000       1.52x    70.0%

                     Selected Mortgage Loan Characteristics


                                                            Whole Pool        Loan Group 1       Loan Group 2
                                                         ----------------   ----------------   ----------------
Range of per annum mortgage rates                        5.250% to 7.520%   5.250% to 7.520%   5.560% to 6.577%
Weighted average per annum mortgage rate                      6.127%             6.126%             6.131%
Range of remaining terms to stated maturity                 54 to 241          54 to 241          56 to 121
Weighted average remaining term to stated maturity             110                112                103
Range of remaining amortization term                        120 to 360         120 to 360         120 to 360
Weighted average remaining amortization term                   356                356                358
Range of remaining lock-out periods                         17 to 238          17 to 238          36 to 118
Range of CLTVs                                            9.2% to 80.0%      9.2% to 80.0%      27.5% to 80.0%
Weighted average CLTV                                         69.8%              69.9%              69.1%
Range of BLTVs                                            9.2% to 80.0%      9.2% to 80.0%      23.4% to 80.0%
Weighted average BLTV                                         65.4%              65.3%              65.8%
Range of DSCRs                                            1.01x to 9.63x     1.01x to 9.63x     1.01x to 3.08x
Weighted average DSCR                                         1.33x              1.35x              1.27x



                                  Property Type


                       Number of     Aggregate         % of         % of       % of
                       Mortgaged    Cut-off Date   Initial Pool    Group 1    Group 2
Property Type          Properties     Balance        Balance       Balance    Balance
--------------------   ----------   ------------   ------------    -------    -------
Office                         42   $852,628,415           31.3%     39.70%         -
Multifamily                    36   $605,825,763           22.2%       2.0%      97.2%
Retail                         47   $553,425,893           20.3%      25.8%         -
Hotel                          10   $208,383,881            7.6%       9.7%         -
Industrial                     67   $188,024,347            6.9%       8.8%         -
Self Storage                   33   $182,962,598            6.7%       8.5%         -
Mixed Use                       5    $76,100,000            2.8%       3.5%         -
Manufactured Housing           18    $60,123,921            2.2%       2.1%       2.8%

                                    Annex D


------------------------------------------------------------------------------------------------
Loan Seller   Loan Number   Property Name                      Field
------------------------------------------------------------------------------------------------
GACC          DBM26333      960 Main Street                    Original Balance
GECC          760055159     Woodridge Estates MHC              Original Balance
GACC          DBM26333      960 Main Street                    Cutoff Balance
GECC          760055159     Woodridge Estates MHC              Cutoff balance
GACC          DBM26333      960 Main Street                    Cut-off Date LTV
GACC          DBM26333      960 Main Street                    Maturity balance
GECC          760050618     Bridle Creek Apts.                 Maturity balance
GECC          760057624     Cardenas Market                    Maturity balance
GECC          760053978     Marysville Farms MHP               Maturity balance
GECC          760048221     Quantico Gateway Building          Maturity balance
GECC          760055159     Woodridge Estates MHC              Maturity balance
GECC          760053757     Capri Commons                      Maturity balance
GACC          DBM26333      960 Main Street                    LTV at Maturity
GECC          760054238     Mississippi MHP                    Appraisal Date
GECC          760054238     Mississippi MHP                    Appraisal Date
GACC          DBM26333      960 Main Street                    Note Date
GECC          760053978     Marysville Farms MHP               Note Date
GACC          DBM27187      Verandah at Meyerland Apartments   Note Date
GECC          760053361     Beach Plaza                        Note Date
GACC          DBM26333      960 Main Street                    Interest Rate
GECC          760057624     Cardenas Market                    Interest Rate
GECC          760053757     Capri Commons                      Interest Rate
GECC          760053978     Marysville Farms MHP               Interest Rate
GECC          760048221     Quantico Gateway Building          Interest Rate
GECC          760050618     Bridle Creek Apts.                 Original Term
GECC          760043014     Mammoth Professional Building      Original Term
GECC          760050618     Bridle Creek Apts.                 Original Interest Only Period
GECC          760043014     Mammoth Professional Building      Original Interest Only Period
GECC          760050618     Bridle Creek Apts.                 Remaining Interest Only Period
GECC          760043014     Mammoth Professional Building      Remaining Interest Only Period
GACC          DBM26333      960 Main Street                    Monthly Debt Service Payment
GECC          760057624     Cardenas Market                    Monthly Debt Service Payment
GECC          760053757     Capri Commons                      Monthly Debt Service Payment
GECC          760053978     Marysville Farms MHP               Monthly Debt Service Payment
GECC          760048221     Quantico Gateway Building          Monthly Debt Service Payment
GECC          760055159     Woodridge Estates MHC              Monthly Debt Service Payment
GECC          760050618     Bridle Creek Apts.                 Remaining Term to Maturity
GECC          760043014     Mammoth Professional Building      Remaining Term to Maturity
GECC          760050618     Bridle Creek Apts.                 Maturity Date
GECC          760043014     Mammoth Professional Building      Maturity Date
GECC          760050618     Bridle Creek Apts.                 Maturity/HyperAm Date
GECC          760043014     Mammoth Professional Building      Maturity/HyperAm Date
GACC          DBM26333      960 Main Street                    Prepayment String
GECC          760050618     Bridle Creek Apts.                 Prepayment String
GECC          760050618     Bridle Creek Apts.                 Prepayment String
GECC          760043014     Mammoth Professional Building      Prepayment String
GACC          DBM26333      960 Main Street                    Ownership Interest
GACC          DBM26333      960 Main Street                    UW_REVENUE
GACC          DBM26333      960 Main Street                    UW EGI
GACC          DBM26333      960 Main Street                    UW Expenses
GACC          DBM26333      960 Main Street                    Balance per Unit
GACC          DBM24832      The Navy League Building           Letter of Credit
GACC          DBM26333      960 Main Street                    Partial prepayments allowed
GECC          760055159     Woodridge Estates MHC              Partial prepayments allowed




------------------------------------------------------------------------------------
Loan Seller   Loan Number                Old Value                     New Value
------------------------------------------------------------------------------------
GACC          DBM26333                   24,500,000.00                 25,000,000.00
GECC          760055159                   3,325,000.00                  3,175,000.00
GACC          DBM26333                   24,500,000.00                 25,000,000.00
GECC          760055159                   3,325,000.00                  3,175,000.00
GACC          DBM26333                            73.1%                         74.6%
GACC          DBM26333                   23,091,787.71                 23,590,308.80
GECC          760050618                  17,160,394.85                 17,162,132.76
GECC          760057624                   3,507,335.88                  3,491,260.04
GECC          760053978                   3,131,686.61                  3,113,379.15
GECC          760048221                     189,249.76                    188,747.41
GECC          760055159                   2,844,036.35                  2,715,734.05
GECC          760053757                   2,823,451.01                  2,816,990.92
GACC          DBM26333                            68.9%                         70.4%
GECC          760054238                      5/19/2006                     5/15/2006
GECC          760054238                      5/19/2006                     5/15/2006
GACC          DBM26333                       8/10/2006                     8/14/2006
GECC          760053978                            TBD                     8/11/2006
GACC          DBM27187                       8/10/2006                     8/11/2006
GECC          760053361                            TBD                      8/9/2006
GACC          DBM26333                           6.500%                        6.595%
GECC          760057624                          6.230%                        6.070%
GECC          760053757                          6.382%                        6.200%
GECC          760053978                          6.370%                        6.100%
GECC          760048221                          6.460%                        6.450%
GECC          760050618                            121                           120
GECC          760043014                            120                           121
GECC          760050618                              1                             0
GECC          760043014                            120                           121
GECC          760050618                              1                             0
GECC          760043014                            120                           121
GACC          DBM26333                      154,856.67                    159,582.15
GECC          760057624                      25,191.10                     24,766.39
GECC          760053757                      18,729.83                     18,374.07
GECC          760053978                      21,824.00                     21,209.82
GECC          760048221                      40,877.10                     40,844.78
GECC          760055159                      20,429.37                     19,507.74
GECC          760050618                            121                           120
GECC          760043014                            120                           121
GECC          760050618                       9/1/2016                      8/1/2016
GECC          760043014                       8/1/2016                      9/1/2016
GECC          760050618                       9/1/2016                      8/1/2016
GECC          760043014                       8/1/2016                      9/1/2016
GACC          DBM26333       LO(57)/OPEN(4)/DEFEASANCE     LO(54)/OPEN(7)/DEFEASANCE
GECC          760050618     LO(118)/OPEN(3)/DEFEASANCE    LO(117)/OPEN(3)/DEFEASANCE
GECC          760050618     LO(118)/OPEN(3)/DEFEASANCE    LO(117)/OPEN(3)/DEFEASANCE
GECC          760043014     LO(117)/OPEN(3)/DEFEASANCE    LO(118)/OPEN(3)/DEFEASANCE
GACC          DBM26333                             Fee                 Fee/Leasehold
GACC          DBM26333                    3,565,925.00                  3,564,097.00
GACC          DBM26333                    4,076,871.00                  4,182,494.00
GACC          DBM26333                    1,557,777.00                  1,596,074.00
GACC          DBM26333                           95.84                         97.79
GACC          DBM24832                              No              Yes - $2,000,000
GACC          DBM26333                              No                           Yes
GECC          760055159                                                          Yes



                                    Annex E


-----------------------------------------------------------------------------------------------------------------------------
Loan Seller   Loan Number   Property Name                       Field                                  Old Value   New Value
-----------------------------------------------------------------------------------------------------------------------------
GECC          760053361     Beach Plaza                         Monthly Replacement Reserve                    0       2,010
GECC          760043014     Mammoth Professional Building       Monthly Replacement Reserve                    0         635
GECC          760053978     Marysville Farms MHP                Monthly Replacement Reserve                    0         480
GECC          760054238     Mississippi MHP                     Monthly Replacement Reserve                    0         677
GECC          760054198     Parkside Professional Plaza         Monthly Replacement Reserve                    0         875
GECC          760055757     Sedona Mini Storage                 Monthly Replacement Reserve                    0         855
GECC          760055159     Woodridge Estates MHC               Monthly Replacement Reserve                    0       1,193
GACC          DBM27187      Verandah at Meyerland Apartments    Monthly Replacement Reserves            5,016.67    6,500.00
GECC          760053757     Capri Commons                       Monthly Replacement Reserves                   0        0.00
GECC          760053361     Beach Plaza                         TI/LC Taken at Closing                         0     200,000
GACC          DBM26333      960 Main Street                     Monthly TILC Escrow                    21,321.00   21,304.00
GECC          760043014     Mammoth Professional Building       Monthly TILC Escrow                            0       5,040
GECC          760054198     Parkside Professional Plaza         Monthly TILC Escrow                            0       5,228
GACC          DBM26333      960 Main Street                     Initial Tax Escrow                     55,520.83   54,196.00
GACC          DBM27187      Verandah at Meyerland Apartments    Initial Tax Escrow                     181,719.50  544,408.00
GECC          760050618     Bridle Creek Apts.                  Tax at Closing                                 0     185,974
GECC          760053757     Capri Commons                       Tax at Closing                                 0      12,900
GECC          760053978     Marysville Farms MHP                Tax at Closing                                 0       5,544
GECC          760054238     Mississippi MHP                     Tax at Closing                                 0       8,286
GECC          760054198     Parkside Professional Plaza         Tax at Closing                                 0       9,865
GECC          760048221     Quantico Gateway Building           Tax at Closing                                 0      10,027
GECC          760055159     Woodridge Estates MHC               Tax at Closing                                 0      29,451
GECC          760053978     Marysville Farms MHP                Tax at Closing                                 0    5,543.54
GACC           DBM26333     960 Main Street                     Monthly Tax Constant/Escrow            27,760.42   18,066.00
GECC          760050618     Bridle Creek Apts.                  Monthly Tax Constant/Escrow                    0      16,907
GECC          760053757     Capri Commons                       Monthly Tax Constant/Escrow                    0       1,290
GECC          760056457     Fountain Oaks Apartments            Monthly Tax Constant/Escrow                    0      13,150
GECC          760054000     Highland Square Apartments          Monthly Tax Constant/Escrow                    0       6,084
GECC          760043014     Mammoth Professional Building       Monthly Tax Constant/Escrow                    0       8,438
GECC          760053978     Marysville Farms MHP                Monthly Tax Constant/Escrow                    0       2,772
GECC          760054238     Mississippi MHP                     Monthly Tax Constant/Escrow                    0       2,762
GECC          760054198     Parkside Professional Plaza         Monthly Tax Constant/Escrow                    0         897
GECC          760057037     Plaza Entrada Medical Office Park   Monthly Tax Constant/Escrow                    0       3,217
GECC          760048221     Quantico Gateway Building           Monthly Tax Constant/Escrow                    0       5,013
GECC          760055757     Sedona Mini Storage                 Monthly Tax Constant/Escrow                    0       4,283
GACC          DBM27187      Verandah at Meyerland Apartments    Monthly Tax Constant/Escrow            90,859.75   60,490.00
GECC          760055159     Woodridge Estates MHC               Monthly Tax Constant/Escrow                    0       4,909
GACC          DBM26333      960 Main Street                     Initial Insurance Escrow               13,057.13   78,135.00
GACC          DBM27187      Verandah at Meyerland Apartments    Initial Insurance Escrow               29,999.67   91,143.00
GECC          760050618     Bridle Creek Apts.                  Initial Insurance Escrow                       0       6,924
GECC          760053978     Marysville Farms MHP                Initial Insurance Escrow                       0       6,613
GECC          760054238     Mississippi MHP                     Initial Insurance Escrow                       0         444
GECC          760054198     Parkside Professional Plaza         Initial Insurance Escrow                       0       6,719
GECC          760048221     Quantico Gateway Building           Initial Insurance Escrow                       0       2,839
GECC          760055159     Woodridge Estates MHC               Initial Insurance Escrow                       0         509
GECC          760056457     Fountain Oaks Apartments            Initial Insurance Escrow                45916.41   45,916.41
GACC          DBM26333      960 Main Street                     Monthly Insurance Constant/Escrow       6,528.56    7,814.00
GECC          760050618     Bridle Creek Apts.                  Monthly Insurance Constant/Escrow              0       6,924
GECC          760056457     Fountain Oaks Apartments            Monthly Insurance Constant/Escrow              0       3,826
GECC          760054000     Highland Square Apartments          Monthly Insurance Constant/Escrow              0       1,667
GECC          760043014     Mammoth Professional Building       Monthly Insurance Constant/Escrow              0         358
GECC          760053978     Marysville Farms MHP                Monthly Insurance Constant/Escrow              0         661
GECC          760054238     Mississippi MHP                     Monthly Insurance Constant/Escrow              0         444
GECC          760054198     Parkside Professional Plaza         Monthly Insurance Constant/Escrow              0         630
GECC          760057037     Plaza Entrada Medical Office Park   Monthly Insurance Constant/Escrow              0       1,177
GECC          760048221     Quantico Gateway Building           Monthly Insurance Constant/Escrow              0         315
GECC          760055757     Sedona Mini Storage                 Monthly Insurance Constant/Escrow              0       1,012
GACC          DBM27187      Verandah at Meyerland Apartments    Monthly Insurance Constant/Escrow      14,999.83   11,862.00
GECC          760055159     Woodridge Estates MHC               Monthly Insurance Constant/Escrow              0         509
GECC          760054238     Mississippi MHP                     Engineering Reserve Taken at Closing           0      22,500
GECC          760055159     Woodridge Estates MHC               Engineering Reserve Taken at Closing           0      10,563

                                    Annex F

--------------------------------------------------------------------------------
                              Collateral Term Sheet
                                Orsini Apartments
--------------------------------------------------------------------------------



                           Significant Mortgage Loans



------------------------------------------------------
                   Loan Information
------------------------------------------------------
 Loan Seller:                     Bank of America
 Loan Purpose:                    Refinance
 Original Principal Balance:      $50,000,000
 First Payment Date:              September 1, 2006
 Term/Amortization:               60/0 months
 Interest Only Period:            60 months
 Maturity Date:                   August 1, 2011
 Expected Maturity Balance:       $50,000,000
 Borrowing Entity:                Palmer Boston Street
                                  Properties I
 Interest Calculation:            Actual/360
 Call Protection:                 Lockout/Defeasance:
                                  57 payments
                                  Open: 3 payments
 Up-Front Reserves:
   Tax Reserve:                   Yes
 Ongoing Monthly Reserves:
   Tax Reserve:                   Yes
   Replacement Reserve:           $4,243
 Future Mezzanine Debt:           Yes
------------------------------------------------------



------------------------------------------------------
                Financial Information
------------------------------------------------------

 Cut-off Date Balance:              $50,000,000
 Cut-off Date LTV:                  52.6 %
 Maturity Date LTV:                 52.6%
 Underwritten DSCR:                 1.58x
 Mortgage Rate:                     5.643%
------------------------------------------------------



-------------------------------------------------------------
                      Property Information
-------------------------------------------------------------

 Property Type:                     Multifamily
 Property Sub Type:                 High Rise
 Location:                          Los Angeles, California
 Year Built/Renovated:              2003/NAP
 Units:                             296
 Cut-off Balance per Unit:          $168,919
 Occupancy as of June 26, 2006:     91.2%
 Ownership Interest:                Fee
 Property Management:               Western National Property
                                    Management
 U/W Net Cash Flow:                 $4,526,417
 Appraised Value:                   $95,000,000
-------------------------------------------------------------


----------------------------------------------------------------------------
                           Financial Information
----------------------------------------------------------------------------
                                   Full Year      Full Year     Trailing 12
                                  (12/31/2004)   (12/31/2005)   (04/30/2006)
                                  ------------   ------------   ------------
 Effective Gross Income.........   $ 5,165,500     $6,348,220    $ 6,622,263
 Total Expenses.................   $ 2,098,650     $1,878,462    $ 1,879,034
 Net Operating Income (NOI).....   $ 3,066,850     $4,469,758    $ 4,743,229
 Cash Flow (CF).................   $ 3,020,181     $4,305,967    $ 4,579,669
 DSCR on NOI....................         1.07x          1.56x          1.66x
 DSCR on CF.....................         1.06x          1.51x          1.60x
----------------------------------------------------------------------------



----------------------------------------------
              Financial Information
----------------------------------------------

                                  Underwritten
                                  ------------
 Effective Gross Income.........   $ 6,734,347
 Total Expenses.................   $ 2,141,330
 Net Operating Income (NOI).....   $ 4,593,017
 Cash Flow (CF).................   $ 4,526,417
 DSCR on NOI....................         1.61x
 DSCR on CF.....................         1.58x
----------------------------------------------



------------------------------------------------------------------
                       Operational Statistics
------------------------------------------------------------------

                                    Studio   1 Bedroom   2 Bedroom
                                    ------   ---------   ---------
 Number of Units................         4          89         203
 Average Rent...................    $1,505      $1,685      $2,206
 Average Unit Size (SF).........       568         741         980
------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Additional Information
--------------------------------------------------------------------------------

 The Loan:

o The Orsini Apartments Mortgage Loan is a $50.0 million, five-year fixed rate loan secured by a first mortgage on a high-rise apartment building located in Los Angeles, Los Angeles County, California. The Orsini Apartments Mortgage Loan is interest only for the entire loan term, matures on August 1, 2011 and accrues interest at an annual rate of 5.643%.

 The Borrower:

o The Orsini Apartments Borrower is Palmer Boston Street Properties I, a California limited partnership and a single purpose bankruptcy remote entity with at least two independent directors for which the Orsini Apartments Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 1% by Palmer Boston Street Properties I, Inc., a California corporation, as the general partner, 98% by Geoffrey H. Palmer, as a limited partner, and 1% by Malibu Consulting Corp., a California corporation, as a limited partner. The borrower principal is Geoffrey H. Palmer.

o Mr. Palmer has been active in developing multifamily properties since 1975, through his company G.H. Palmer Associates. G.H. Palmer Associates currently owns a multifamily portfolio of more than 7,800 units located throughout southern California.

 The Property:

o The Orsini Apartments Mortgaged Property consists of a fee simple interest in a 296-unit, high-rise apartment building built in 2003. The five-story, Class "A" improvements contain 266,808 net rentable square feet and are situated on 2.81 acres. The apartment mix is 4 studio units, 89 one bedroom/one bath units and 203 two bedroom/two bath units.

o Unit amenities include a standard kitchen package consisting of a refrigerator, range/oven with vent hood, dishwasher, disposal and microwave. Other unit amenities include washer/dryers and a security system. Orsini Apartments Mortgaged Property amenities include 24-hour security with numerous security cameras throughout, four glass passenger elevators, fitness room, steam room, sauna, heated junior Olympic swimming pool, tanning beds, concierge service, business center, meeting facilities and outdoor barbeque grills. Additional improvements include a three-level, 706-space subterranean parking garage and 12,000 square feet of retail space.

o The Orsini Apartments Mortgaged Property is located at the intersection of Sunset Boulevard and Figueroa Street in downtown Los Angeles. The neighborhood is located just east of the Harbor Freeway (Route 110) and US Highway 101 interchange. The Cathedral of Our Lady of the Angels, Union Station, the Walt Disney Concert Hall, United States District Court, the Federal Building and Los Angeles City Hall are located within the neighborhood. Dodger Stadium is located to the north and Chinatown to the east.

o The Orsini Apartments Borrower is generally required at its sole cost and expense to keep the Orsini Apartments Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

 Property Management:

o Western National Property Management manages the Orsini Apartments Mortgaged Property. Western National Property Management, founded in 1964 and headquartered in Irvine, California, currently manages more than 24,000 multifamily units.

 Current Mezzanine or Subordinate Indebtedness:

o     None.

 Future Mezzanine or Subordinate Indebtedness:

o The Orsini Apartments Borrower is permitted to incur on a one-time basis mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Orsini Apartments Mortgage Loan, results in a maximum loan-to-value ratio greater than 70% and a minimum debt service coverage ratio (as calculated by the mortgagee on a trailing 12-month basis) less than 1.15x; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Orsini Apartments Mortgage Loan.

--------------------------------------------------------------------------------